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                                                                    EXHIBIT 99.1



[A NOVO BROADBAND LOGO]

ANVB - PRESS RELEASE - closebroadband.com
DRAFT #1 (8/31/01)

CONTACT:                          -OR-            INVESTOR RELATIONS COUNSEL:
A Novo Broadband                                  The Equity Group Inc.
David E. Chisum, CFO                              www.theequitygroup.com
(954) 921-3872                                    Devin Sullivan  (212) 836-9608
dchisum@a-novobroadband.com                       Adam Prior      (212) 836-9606


                       CONFIDENTIAL/NOT FOR DISSEMINATION
                       ----------------------------------

                              FOR IMMEDIATE RELEASE
                              ---------------------

          A NOVO BROADBAND ACQUIRES BROADBAND SERVICES' REPAIR BUSINESS
          -------------------------------------------------------------

Hollywood, Florida - September XX, 2001-- A NOVO BROADBAND, INC. (OTCBB: ANVB) ("A NOVO"), which provides "Total Solution" service and repair of broadband equipment to OEMs and broadband systems operators throughout North America, today announced that it has consummated its previously announced acquisition of the assets constituting the equipment repair business of Broadband Services, Inc. The purchase price of the acquisition was approximately $8 million in cash and assumed liabilities.

As previously announced, management believes that this acquisition will serve as the cornerstone of the ongoing implementation of A Novo's enhanced business model and signals the Company's arrival as an industry leader in the service and repair of digital equipment for OEMs and broadband system operators. The acquired business is expected to generate approximately $10 million in incremental broadband equipment service and repair revenues for A Novo's fiscal year ending September 30, 2002 and be immediately accretive to earnings. As a result of the acquisition, A Novo becomes a vendor of digital repair services for Motorola's (NYSE: MOT) line of digital cable set top boxes, with authorized service centers in Delaware and Florida.







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A Novo Broadband, Inc.                                                   Page 2
September xx, 2001

A Novo Broadband, Inc. (www.a-novobroadband.com) is part of the Paris-based A Novo Group (www.a-novo.com) which services broadband, electronic, and telecommunications equipment on an industrial scale in Europe, and North and South America. The Company has its corporate office in Hollywood, Florida, and five service centers located in California, Delaware, Florida, Ohio and Canada. The Company serves a blue chip customer base that includes 3Com, AT&T Broadband, Adelphia, Alpha Technology, Ameritech New Media, Comcast, Motorola, Pace Micro Technology, Rogers, Scientific Atlanta, Time Warner and Videotron.

Broadband Services, Inc. is a full provider of products and services to the broadband and communications industry. With a full array of services from network design implementation to e-commerce supply chain management, Broadband Services, Inc. provides a comprehensive approach to the digital revolution. Broadband Services, Inc. also has six stocking warehouses across the United States to provide superior service across the nation. More information about Broadband Services, Inc. can be accessed on the Internet at www.broadbandsvc.com.

This press release includes statements which constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identifiable by use of such words as "belief", "expect", "anticipate" or other similar words or phrases that indicate their forward-looking character. Such statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors which would cause or contribute to such differences are detailed in the Company's Securities and Exchange Commission filings, including its most recent Report on Form 10-KSB.

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